Registration Statement No.333-237342

Filed Pursuant to Rule 433

Pricing Term Sheet

Dated September 9, 2021

Bank of Montreal

US$3,700,000,000

Senior Medium-Term Notes, Series F

consisting of

US$1,350,000,000 0.400% Senior Notes due 2023

US$650,000,000 Floating Rate Notes due 2023

US$1,300,000,000 1.250% Senior Notes due 2026

US$400,000,000 Floating Rate Notes due 2026

US$1,350,000,000 0.400% Senior Notes due 2023

Issuer:	Bank of Montreal (the “Bank”)

Title of Securities:	0.400% Senior Notes due 2023 (the “2023 Fixed Rate Notes”)

Aggregate Principal Amount Offered:	US$1,350,000,000

Maturity Date:	September 15, 2023

Price to Public:	99.916%, plus accrued interest, if any, from September 15, 2021

Underwriting Commission:	0.150% per 2023 Fixed Rate Note

Net Proceeds to the Bank after Underwriting Commission and Before Expenses:	US$1,346,841,000

Coupon:	0.400%

Interest Payment Dates:	March 15 and September 15 of each year, beginning on March 15, 2022. Interest will accrue from September 15, 2021.

Regular Record Dates:	February 28 and August 31

Benchmark Treasury:	UST 0.125% due August 31, 2023

Benchmark Treasury Yield:	0.212%

Spread to Benchmark Treasury:	T + 23 basis points

Re-offer Yield:	0.442%

Trade Date:	September 9, 2021

Settlement Date:	September 15, 2021; T+4

Optional Redemption:	The Bank may redeem the 2023 Fixed Rate Notes at any time prior to maturity, in whole or in part, at a price equal to the greater of (i) 100% of the principal amount of the 2023 Fixed Rate Notes to be redeemed and (ii) the 2023 Make-Whole Amount (as defined in the pricing supplement to which this offering of 2023 Fixed Rate Notes relates) with respect to such 2023 Fixed Rate Notes at a rate equal to the sum of the Treasury Rate (as defined in the pricing supplement to which this offering of 2023 Fixed Rate Notes relates) plus 5 basis points.

Taxation Redemption:	The 2023 Fixed Rate Notes may be redeemed upon the occurrence of certain events pertaining to Canadian taxation.

Canadian Bail-in Powers Acknowledgement:	Yes. The 2023 Fixed Rate Notes are subject to bail-in conversion under the Canadian bail-in regime.

CUSIP:	06368FAA7

Denominations:	US$2,000 and multiples of US$1,000 in excess thereof

Joint Book-Running Managers:	BMO Capital Markets Corp. BofA Securities, Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC UBS Securities LLC

Co-Managers:

Academy Securities, Inc.

Credit Agricole Securities (USA) Inc.

BNP Paribas Securities Corp.

Desjardins Securities Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

National Bank of Canada Financial Inc.

R. Seelaus & Co., LLC

Santander Investment Securities Inc.

Wells Fargo Securities, LLC

US$650,000,000 Floating Rate Notes due 2023

Issuer:	Bank of Montreal (the “Bank”)

Title of Securities:	Floating Rate Notes due 2023 (the “2023 Floating Rate Notes”)

Aggregate Principal Amount Offered:	US$650,000,000

Maturity Date:	September 15, 2023 (the “Maturity Date”)

Price to Public:	100.000%, plus accrued interest, if any, from September 15, 2021

Underwriting Commission:	0.150% per 2023 Floating Rate Note

Net Proceeds to the Bank after Underwriting Commission and Before Expenses:	US$649,025,000

Interest Rate:	The interest rate on the 2023 Floating Rate Notes for each interest period will be equal to the Base Rate plus the Margin (the “Interest Rate”).

Base Rate:	A compounded average of daily SOFR determined by reference to the SOFR Index (as defined in the pricing supplement to which this offering of 2023 Floating Rate Notes relates (the “Pricing Supplement”)) for each quarterly interest period in accordance with the specific formula described under “Specific Terms of the Notes—Interest—Compounded SOFR” in the Pricing Supplement (the “Base Rate”)

Margin:	+26.5 basis points (the “Margin”)

Interest Payment Dates:	March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2021 (each, a “Floating Rate Interest Payment Date”)

Regular Record Dates:	Close of business on the day immediately preceding each Floating Rate Interest Payment Date (or, if the Floating Rate Notes are held in definitive form, the 15th calendar day preceding each Floating Rate Interest Payment Date, whether or not a business day)

Interest Period:	The period commencing on any Floating Rate Interest Payment Date (or, with respect to the initial interest period only, commencing on September 15, 2021) to, but excluding, the next succeeding Floating Rate Interest Payment Date, and in the case of the last such period, from and including the Floating Rate Interest Payment Date immediately preceding the Maturity Date to but not including such Maturity Date (the “interest period”)

Interest Payment Determination Dates:	The date two U.S. Government Securities Business Days before each Floating Rate Interest Payment Date

U.S. Government Securities Business Day:	Any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities (each, a “U.S. Government Securities Business Day”)

Day Count:	Actual/360

Day Count Convention:	If any Floating Rate Interest Payment Date falls on a day that is not a business day for the 2023 Floating Rate Notes, the Bank will postpone the making of such interest payment to the next succeeding business day (and interest thereon will continue to accrue to but excluding such succeeding business day) unless the next succeeding business day is in the next succeeding calendar month, in which case such Floating Rate Interest Payment Date shall be the immediately preceding business day and interest shall accrue to but excluding such preceding business day. If the Maturity Date or a redemption date for the 2023 Floating Rate Notes would fall on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, but no additional interest shall accrue and be paid unless the Bank fails to make payment on such next succeeding business day.

Calculation Agent:

BMO Capital Markets Corp.

As further described under “Specific Terms of the Notes—Interest—Floating Rate Notes—Compounded SOFR” in the Pricing Supplement, the calculation agent will calculate the amount of accrued interest payable on the 2023 Floating Rate Notes for each interest period by multiplying (i) the outstanding principal amount of the 2023 Floating Rate Notes by (ii) the product of (a) the Interest Rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period (as defined in the Pricing Supplement) divided by 360.

Trade Date:	September 9, 2021

Settlement Date:	September 15, 2021; T+4

Taxation Redemption:	The 2023 Floating Rate Notes may be redeemed upon the occurrence of certain events pertaining to Canadian taxation.

Canadian Bail-in Powers Acknowledgement:	Yes. The 2023 Floating Rate Notes are subject to bail-in conversion under the Canadian bail-in regime.

CUSIP:	06368FAB5

Denominations:	US$2,000 and multiples of US$1,000 in excess thereof

Joint Book-Running Managers:	BMO Capital Markets Corp. BofA Securities, Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC UBS Securities LLC

Co-Managers:

Academy Securities, Inc.

Credit Agricole Securities (USA) Inc.

BNP Paribas Securities Corp.

Desjardins Securities Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

National Bank of Canada Financial Inc.

R. Seelaus & Co., LLC

Santander Investment Securities Inc.

Wells Fargo Securities, LLC

US$1,300,000,000 1.250% Senior Notes due 2026

Issuer:	Bank of Montreal (the “Bank”)

Title of Securities:	1.250% Senior Notes due 2026 (the “2026 Fixed Rate Notes”)

Aggregate Principal Amount Offered:	US$1,300,000,000

Maturity Date:	September 15, 2026

Price to Public:	99.831%, plus accrued interest, if any, from September 15, 2021

Underwriting Commission:	0.350% per 2026 Fixed Rate Note

Net Proceeds to the Bank after Underwriting Commission and Before Expenses:	US$1,293,253,000

Coupon:	1.250%

Interest Payment Dates:	March 15 and September 15 of each year, beginning on March 15, 2022. Interest will accrue from September 15, 2021.

Regular Record Dates:	February 28 and August 31

Benchmark Treasury:	UST 0.750% due August 31, 2026

Benchmark Treasury Yield:	0.785%

Spread to Benchmark Treasury:	T + 50 basis points

Re-offer Yield:	1.285%

Trade Date:	September 9, 2021

Settlement Date:	September 15, 2021; T+4

Optional Redemption:	The Bank may redeem the 2026 Fixed Rate Notes at any time prior to maturity, in whole or in part, at a price equal to the greater of (i) 100% of the principal amount of the 2026 Fixed Rate Notes to be redeemed and (ii) the 2026 Make-Whole Amount (as defined in the pricing supplement to which this offering of 2026 Fixed Rate Notes relates) with respect to such 2026 Fixed Rate Notes at a rate equal to the sum of the Treasury Rate (as defined in the pricing supplement to which this offering of 2026 Fixed Rate Notes relates) plus 10 basis points.

Taxation Redemption:	The 2026 Fixed Rate Notes may be redeemed upon the occurrence of certain events pertaining to Canadian taxation.

Canadian Bail-in Powers Acknowledgement:	Yes. The 2026 Fixed Rate Notes are subject to bail-in conversion under the Canadian bail-in regime.

CUSIP:	06368FAC3

Denominations:	US$2,000 and multiples of US$1,000 in excess thereof

Joint Book-Running Managers:	BMO Capital Markets Corp. BofA Securities, Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC UBS Securities LLC

Co-Managers:

Academy Securities, Inc.

Credit Agricole Securities (USA) Inc.

BNP Paribas Securities Corp.

Desjardins Securities Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

National Bank of Canada Financial Inc.

R. Seelaus & Co., LLC

Santander Investment Securities Inc.

Wells Fargo Securities, LLC

US$400,000,000 Floating Rate Notes due 2026

Issuer:	Bank of Montreal (the “Bank”)

Title of Securities:	Floating Rate Notes due 2026 (the “2026 Floating Rate Notes”)

Aggregate Principal Amount Offered:	US$400,000,000

Maturity Date:	September 15, 2026 (the “Maturity Date”)

Price to Public:	100.000%, plus accrued interest, if any, from September 15, 2021

Underwriting Commission:	0.350% per 2026 Floating Rate Note

Net Proceeds to the Bank after Underwriting Commission and Before Expenses:	US$398,600,000

Interest Rate:	The interest rate on the 2026 Floating Rate Notes for each interest period will be equal to the Base Rate plus the Margin (the “Interest Rate”)

Base Rate:	A compounded average of daily SOFR determined by reference to the SOFR Index (as defined in the pricing supplement to which this offering of 2026 Floating Rate Notes relates (the “Pricing Supplement”)) for each quarterly interest period in accordance with the specific formula described under “Specific Terms of the Notes—Interest—Compounded SOFR” in the Pricing Supplement (the “Base Rate”)

Margin:	+62 basis points (the “Margin”)

Interest Payment Dates:	March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2021 (each, a “Floating Rate Interest Payment Date”)

Regular Record Dates:	Close of business on the day immediately preceding each Floating Rate Interest Payment Date (or, if the Floating Rate Notes are held in definitive form, the 15th calendar day preceding each Floating Rate Interest Payment Date, whether or not a business day)

Interest Period:	The period commencing on any Floating Rate Interest Payment Date (or, with respect to the initial interest period only, commencing on September 15, 2021) to, but excluding, the next succeeding Floating Rate Interest Payment Date, and in the case of the last such period, from and including the Floating Rate Interest Payment Date immediately preceding the Maturity Date to but not including such Maturity Date (the “interest period”)

Interest Payment Determination Dates:	The date two U.S. Government Securities Business Days before each Floating Rate Interest Payment Date

U.S. Government Securities Business Day:	Any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities (each, a “U.S. Government Securities Business Day”)

Day Count:	Actual/360

Day Count Convention:	If any Floating Rate Interest Payment Date falls on a day that is not a business day for the 2026 Floating Rate Notes, the Bank will postpone the making of such interest payment to the next succeeding business day (and interest thereon will continue to accrue to but excluding such succeeding business day) unless the next succeeding business day is in the next succeeding calendar month, in which case such Floating Rate Interest Payment Date shall be the immediately preceding business day and interest shall accrue to but excluding such preceding business day. If the Maturity Date or a redemption date for the 2026 Floating Rate Notes would fall on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, but no additional interest shall accrue and be paid unless the Bank fails to make payment on such next succeeding business day.

Calculation Agent:

BMO Capital Markets Corp.

As further described under “Specific Terms of the Notes—Interest—Floating Rate Notes—Compounded SOFR” in the Pricing Supplement, the calculation agent will calculate the amount of accrued interest payable on the 2026 Floating Rate Notes for each interest period by multiplying (i) the outstanding principal amount of the 2026 Floating Rate Notes by (ii) the product of (a) the Interest Rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period (as defined in the Pricing Supplement) divided by 360.

Trade Date:	September 9, 2021

Settlement Date:	September 15, 2021; T+4

Taxation Redemption:	The 2026 Floating Rate Notes may be redeemed upon the occurrence of certain events pertaining to Canadian taxation.

Canadian Bail-in Powers Acknowledgement:	Yes. The 2026 Floating Rate Notes are subject to bail-in conversion under the Canadian bail-in regime.

CUSIP:	06368FAD1

Denominations:	US$2,000 and multiples of US$1,000 in excess thereof

Joint Book-Running Managers:	BMO Capital Markets Corp. BofA Securities, Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC UBS Securities LLC

Co-Managers:

Academy Securities, Inc.

Credit Agricole Securities (USA) Inc.

BNP Paribas Securities Corp.

Desjardins Securities Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

National Bank of Canada Financial Inc.

R. Seelaus & Co., LLC

Santander Investment Securities Inc.

Wells Fargo Securities, LLC

The 2023 Fixed Rate Notes, the 2023 Floating Rate Notes, the 2026 Fixed Rate Notes and the 2026 Floating Rate Notes (collectively, the “Notes”) are bail-inable debt securities (as defined in the prospectus) and subject to conversion in whole or in part – by means of a transaction or series of transactions and in one or more steps – into common shares of the Bank or any of its affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act (Canada) (the “CDIC Act”) and to variation or extinguishment in consequence, and subject to the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the Notes.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Notes more than two business days prior to the settlement date will be required, by virtue of the fact that the Notes initially will settle in four business days (T+4), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

Certain of the underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of the Financial Industry Regulatory Authority, Inc.

The Bank has filed a registration statement (File No. 333-237342) (including a pricing supplement, a prospectus supplement and a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read those documents and the documents incorporated therein by reference that the Bank has filed with the SEC for more complete information about the Bank and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Bank, any underwriter or any dealer participating in the offering will arrange to send you the pricing supplement, the prospectus supplement and the prospectus if you request them by calling BMO Capital Markets Corp. toll-free at 1-866-864-7760, BofA Securities, Inc. toll-free at 1-800-294-1322, Citigroup Global Markets Inc. toll-free at 1-800-831-9146, Goldman Sachs & Co. LLC toll-free at 1-866-471-2526 or UBS Securities LLC toll-free at 1-888-827-7275.